EXHIBIT 3.3

                              STATUTORY DECLARATION

                                 MARCH 31, 1993

                                                                       20560582,
                                                                          FILED

                                                                     MAR 31 1993
            STATUT0RY DECLARATION                      Registrar of Corporations





CANADA                         IN THE MATTER OF THE AMALGAMATION OF DURGA
PROVINCE                       RESOURCES LTD. AND DURVADA RESOURES LTD. INTO AN
OF                             ALBERTA AMALGAMATED CORPORATION TO BE KNOWN AS
ALBERTA                        DURGA RESOURCES LTD.

                           I, RUTHEN KUMAR (BASS) SUKHDEO OF THE CITY OF CALGARY
IN THE PROVINCE OF ALBERTA, DO SOLEMNLY DECLARE:

1. That I am a director of DURGA RESOURCES LTD. and a proposed director of the proposed amalgamated corporation (the "amalgamated corporation") to be formed upon the amalgamation of DURGA RESOURCES LTD. and its wholly-owned subsidiary DURVADA RESOURCES LTD. and as such I have personal knowledge of the matter hereinafter deposed to, except where stated to be on information and belief;

2.         That there are reasonable grounds for believing that:
           a. the amalgamated corporation will be able to pay its liabilities as they come due; and
           b. the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes, and

3.         That there are reasonable grounds for believing that
           a.       no creditor will be prejudiced by the amalgamation.

AND I MAKE THIS SOLEMN DECLARATION CONSCIENTIOUSLY BELIEVING IT TO BE TRUE AND KNOWING THAT IT IS OF THE SAME FORCE AND EFFECT AS IF MADE UNDER OATH BY VIRTUE OF THE CANADA EVIDENCE ACT.

DECLARED BEFORE ME AT THE
CITY OF CALGARY, IN THE
PROVINCE OF ALBERTA                          /s/________________________________
THIS 29 DAY OF                                    RUTHEN (BASS) SUKHDEO
MARCH, 1993


/s/_____________________________
A COMMISSIONER FOR OATHS
IN AND FOR THE PROVINCE
OF ALBERTA
    FAY LYON
    My Commission Expires
    August 26,  1995
       Sect. 3

C:GEN/DURGASTD